UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 27, 2011

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                      RESULTS OF OPERATIONS, FINANCIAL STATEMENTS AND
                                           EXHIBITS

This Current Report on Form 8-K/A amends and restates Item 2.05 of the Current Report on Form 8-K filed by National Bankshares, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on July 14, 2011 (the “Original Filing”).

In the Original Filing, the Company issued a press release announcing and commenting on its financial results for the quarter and six months ended June 30, 2011.  The Original Filing contained a copy of the press release and financial information filed as Exhibit 99.1 that included the statement: “Basic net income per share as $0.61, which compares with $0.58 for the first six months last year.”  These figures represent the basic net income per share for the quarterly periods ending June 30, 2011 and 2010, respectively.  The basic net income per share for the first six months of 2011 and 2010 are $1.19 and $1.12, respectively.

The corrected press release is attached to this Current Report on Form 8-K/A.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits

99.1     National Bankshares, Inc. Press Release dated July 14, 2011 (revised July 27, 2011).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    July 27, 2011

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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